                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

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                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

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                CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.
              (Exact name of issuer as specified in its charter)

                  New York                                      13-3253392
         (State or other jurisdiction of                     (I.R.S Employer
         incorporation or organization)                   Identification Number)

                              5 East 80th Street
                           New York, New York 10021
                   (Address of principal executive offices)

                              -------------------

                 Chromatics Color Sciences International, Inc.
                            1992 Stock Option Plan
                           (Full title of the plan)

                              -------------------

          Darby Simpson Macfarlane             Copy to:
          Chief Executive Officer              Eric M. Lerner, Esq.
          5 East 80th Street                   Rosenman & Colin LLP
          New York, New York 10021             575 Madison Avenue
          (212) 717-6544                       New York, New York 10022
          (Name, address and telephone         (212) 940-7157
          number of agent for service)

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                        CALCULATION OF REGISTRATION FEE

==============================================================================================
Title of                            Proposed maximum     Proposed maximum    Amount of
securities to      Amount to be     offering price       aggregate offering  registration
be registered       registered      per share*           price*              fee
==============================================================================================

Common Stock,
par value $0.001
 per share (1)     1,000,000        $15.00               $15,000,000.00      $4,425.00
==============================================================================================

* Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457, upon the basis of the average closing bid and asked prices of the Common Stock as quoted on the NASDAQ Small Cap Market on April 24, 1998.

(1) All such shares are issuable pursuant to options available for grant under the Registrant's 1992 Stock Option Plan, as amended.

                              -------------------
================================================================================

         Chromatics Color Sciences International, Inc. (the "Company") has previously filed with the Securities and Exchange Commission (the "Commission") on March 10, 1993, a Registration Statement on Form S-8 (Registration No. 33-59382) with respect to the registration of 300,000 shares of Common Stock, $.001 par value per share (the "Common Stock"), of the Company issued or issuable upon the exercise of 300,000 stock options granted or to be granted pursuant to the 1992 Stock Option Plan, as amended, or otherwise. The contents of such Registration Statement (Registration No. 33-59382) are incorporated herein by reference.

         The Company has previously filed with the Commission a Registration Statement on February 1, 1995 on Form S-8 (Registration No. 33-89056) with respect to the registration of 100,000 shares of the Common Stock, of the Company issued or issuable upon the exercise of 100,000 stock options granted or to be granted, pursuant to the 1992 Stock Option Plan, as amended, or otherwise. The contents of such Registration Statement (Registration No. 33-89056) are incorporated herein by reference.

         The Company has previously filed with the Commission a Registration Statement on October 13, 1995, on Form S-8 (Registration No. 33-98140) with respect to the registration of 730,780 shares of the Common Stock, of the Company issued or issuable upon the exercise of 730,780 stock options granted or to be granted, pursuant to the 1992 Stock Option Plan, as amended, or otherwise. The contents of such Registration Statement (Registration No. 33-98140) are incorporated herein by reference.

         The Company has previously filed with the Commission a Registration Statement on December 1, 1997, on Form S-8 (Registration No. 333-41311) with respect to the registration of 1,000,000 shares of the Common Stock, of the Company issued or issuable upon the exercise of 1,000,000 stock options granted or to be granted, pursuant to the 1992 Stock Option Plan, as amended, or otherwise. The contents of such Registration Statement (Registration No. 333-41311) are incorporated herein by reference.

                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 (File No. 0-21168) are incorporated in this Registration Statement by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

(b)      The Company's Current Report on Form 8-K dated February 13, 1998.

(c)      The Company's Current Report on Form 8-K dated April 21, 1998.

(d) The information in respect of the Common Stock under the caption "Description of Securities" contained in the Company's Post-Effective Amendment No. 2 on Form S-3 (Registration No. 33-54256) filed with the Commission on July 7, 1995 and declared effective on July 18, 1995.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents.

ITEM 8.  EXHIBITS

         The following Exhibits are filed as part of this Registration
Statement:

         5        -  Opinion of Rosenman & Colin LLP.

         10.1     -  1992 Stock Option Plan (as amended through February 1998).

         23(a)    -  Consent of Wiss & Company, LLP (included on page II-6).

         23(b)    -  Consent of Rosenman & Colin LLP (included in Exhibit 5).

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 30th day of April, 1998.

                                          CHROMATICS COLOR SCIENCES
                                               INTERNATIONAL, INC.
                                                  (Registrant)

                                          By /s/ Darby S. Macfarlane
                                            ------------------------
                                                 Darby S. Macfarlane
                                                 Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                    Title                            Date
/s/ Darby S. Macfarlane                     Chairperson of the                     April 30, 1998
---------------------------                 Board; Chief Executive
    Darby S. Macfarlane                     Officer; Assistant
                                            Treasurer; Director

/s/ David K. Macfarlane                     Vice President, Research               April 30, 1998
---------------------------                 and Development; Director
    David K. Macfarlane

/s/ Leslie Foglesong                        Secretary; Treasurer;                  April 30, 1998
---------------------------                 Director
    Leslie Foglesong                        (principal financial and
                                            accounting officer)

/s/ Edmund Vimond                           Director                               April 30, 1998
---------------------------
    Edmund Vimond

/s/ Edward Mahoney                          Director                               April 30, 1998
---------------------------
    Edward Mahoney

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8, of our report dated February 17, 1998, relating to the consolidated financial statements of Chromatics Color Sciences International, Inc. and subsidiary included in the Annual Report on Form 10-K of Chromatics Color Sciences International, Inc. for the year ended December 31, 1997.

                                                      /s/ Wiss & Company, LLP
                                                      -----------------------
                                                      WISS & COMPANY, LLP
Livingston, New Jersey
April 27, 1998

                                 EXHIBIT INDEX

Document

5         -    Opinion of Rosenman & Colin LLP.

10.1      -    1992 Stock Option Plan (as amended through February 1998).

23(a)     -    Consent of Wiss & Company, LLP (included on page II-6).

23(b)     -    Consent of Rosenman & Colin LLP (included in Exhibit 5).